UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 14, 2010

PARADIGM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-09154	38-3813367
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9715 Key West Avenue, 3rd Floor, Rockville, Maryland (Address of principal executive offices)	20850 (Zip Code)

(301) 468-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

At the Special Meeting of Shareholders of Paradigm Holdings, Inc., a Wyoming corporation (“Paradigm Wyoming”), on November 11, 2010, Paradigm Wyoming’s shareholders approved the proposed merger (the “Merger”) of Paradigm Wyoming with and into a wholly-owned subsidiary, Paradigm Holdings, Inc., a Nevada corporation (“Paradigm Nevada”), for the purpose of changing the domicile of Paradigm Wyoming from Wyoming to Nevada in accordance with the terms of the Agreement and Plan of Merger dated May 5, 2010 between Paradigm Wyoming and Paradigm Nevada (the “Merger Agreement”). Following the approval by the Paradigm Wyoming shareholders, the Merger was effected on December 14, 2010. As a result, Paradigm is now a Nevada corporation and has continued to be named “Paradigm Holdings, Inc.” In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the common stock of Paradigm Nevada, as the successor to Paradigm Wyoming, is deemed to be registered under Section 12(g) of the Exchange Act.

The Amended and Restated Articles of Incorporation of Paradigm Nevada (the “Charter”) and the Bylaws of Paradigm Nevada (the “Bylaws”) are attached as exhibits hereto.

Upon the effective date of the Merger, by virtue of the Merger and without any action on the part of any holder thereof, each share of Paradigm Wyoming’s common stock, $0.01 par value per share, outstanding immediately prior thereto was changed and converted into one fully paid and non-assessable share of the common stock of Paradigm Nevada, par value $0.01 per share, with the rights and privileges thereto appertaining. The reincorporation and resulting change in domicile does not require shareholders to exchange their stock certificates following the Merger; certificates representing Paradigm Wyoming’s common stock represent the same number of shares of common stock in Paradigm Nevada. However, stockholders who desire may elect to exchange their stock certificates.

Paradigm Wyoming’s outstanding options and warrants also were assumed by Paradigm Nevada and are exercisable for Paradigm Nevada common stock on the same terms (including, without limitation, the same exercise price) as existed prior to the Merger.

In addition,  upon the effective date of the Merger, by virtue of the Merger and without any action on the part of any holder thereof, each share of Paradigm Wyoming’s Series A-1 Senior Preferred Stock, $0.01 par value per share, outstanding immediately prior thereto was changed and converted into one fully paid and non-assessable share of the Series A-1 Senior Preferred Stock of Paradigm Nevada, par value $0.01 per share, with the rights and privileges thereto appertaining.

Additional information about the Merger and a comparison of the rights of stockholders of Paradigm Wyoming and Paradigm Nevada can be found in Paradigm Wyoming’s proxy statement, filed with the Securities and Exchange Commission on October 15, 2010.

The foregoing description of the terms of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the change in domicile, Paradigm Wyoming has merged with and into Paradigm Nevada and the Amended and Restated Articles of Incorporation and Bylaws of Paradigm Nevada have become the governing documents for Paradigm Wyoming’s shareholders.

Item 9.01	Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger dated May 5, 2010 between Paradigm Wyoming and Paradigm Nevada

3.1*	Amended and Restated Articles of Incorporation of Paradigm Holdings, Inc.

3.2*	Bylaws of Paradigm Holdings, Inc.
*Incorporated by reference to the Proxy Statement Pursuant to Section 14(a) of the Exchange Act filed by Paradigm Wyoming with the Securities and Exchange Commission on October 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM HOLDINGS, INC.

By:	/s/Richard Sawchak
Richard Sawchak
Chief Financial Officer

Date: December 14, 2010

EXHIBIT INDEX
Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger dated May 5, 2010 between Paradigm Wyoming and Paradigm Nevada

3.1*	Amended and Restated Articles of Incorporation of Paradigm Holdings, Inc.

3.2*	Bylaws of Paradigm Holdings, Inc.
*Incorporated by reference to the Proxy Statement Pursuant to Section 14(a) of the Exchange Act filed by Paradigm Wyoming with the Securities and Exchange Commission on October 15, 2010.